UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2022

SPIRIT REALTY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36004	20-1676382

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Harwood Street, Suite 300

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 476-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Spirit Realty Capital, Inc.	Common stock, par value $0.05 per share	SRC	New York Stock Exchange
Spirit Realty Capital, Inc.	6.000% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	SRC-A	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 25, 2022, Spirit Realty Capital, Inc. (the "Company" or "Spirit") announced the appointment of Jay Young as Chief Administrative Officer and Chief Legal Officer of the Company as of January 20, 2022, as well as entry into a second amended and restated employment agreement (the “Young Employment Agreement”) on the terms summarized below.

Mr. Young most recently served as Executive Vice President, General Counsel and Secretary of the Company. In addition, Mr. Young serves on the Company’s Investment Committee and Management Operating Committee that monitors business activities and defines company strategy. Prior to joining Spirit in April 2016, Mr. Young served as Senior Vice President and General Counsel for Wingstop, Inc., Senior Vice President and General Counsel for CEC Entertainment, and in-house counsel for Wachovia Corporation and UBS. Mr. Young holds a bachelor’s degree in economics from Southern Methodist University, a Juris Doctor from the University of Oklahoma College of Law and a Master of Business Administration from the University of Oklahoma Price College of Business.

The terms and conditions of the Young Employment Agreement are the same as in the original employment agreement, as amended, except that:

•

The Young Employment Agreement is effective as of January 24, 2022 and expires on January 24, 2023, unless earlier terminated, and, like the original employment agreement, is subject to an automatic one-year renewal term unless either party gives timely written notice of termination.

•	Under the Young Employment Agreement, Mr. Young is entitled to receive an annual base salary of $376,620.
•

Mr. Young’s annual long-term incentive awards may be granted as a time-based vesting award, vesting ratably over three years, as a performance-vesting award, vesting over a three-year performance period, or as a combination thereof, as determined by the Board or Compensation Committee in its sole discretion.

Mr. Young does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the terms of the Young Employment Agreement is a summary which does not purport to be complete and is subject to and qualified in its entirety by reference to the Young Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.

ITEM 7.01 REGULATION FD DISCLOSURE.

On January 25, 2022 we issued a press release regarding, among others, the appointment of Ms. Thomas as Executive Vice President, General Counsel and Secretary and Mr. Young as Executive Vice President, Chief Administrative Officer and Chief Legal Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

ITEM 8.01 OTHER EVENTS.

On January 25, 2022, the Company also announced the appointment of Rochelle Thomas, age 38, as Executive Vice President, General Counsel and Secretary, effective immediately, as well as entry into an employment agreement (the "Thomas Employment Agreement") with Ms. Thomas on the terms summarized below.

Thomas Employment Agreement

The Thomas Employment Agreement provides for an initial term of three years and will expire (unless earlier terminated) on January 24, 2025 and will automatically renew for additional one-year terms. During the employment term, Ms. Thomas will receive a Base Salary at an annual rate not less than $310,000. Ms. Thomas is eligible to receive an annual cash incentive payment under the Company’s annual bonus plan with a target bonus opportunity equal to 125% of Ms. Thomas’ annual base salary and a maximum bonus opportunity of 200% of Ms. Thomas’ annual base salary upon attainment of one or more pre-established performance goals established by the Board or a committee thereof. Ms. Thomas is eligible for annual long-term incentive awards of 200% of her annual base salary, and such annual long-term incentive awards may be granted as a time-based vesting award, vesting ratably over three years, as a performance-vesting award, vesting over a three-year performance period, or as a combination thereof, as determined by the Board or Compensation Committee in its sole discretion.

If Ms. Thomas’ employment is terminated during the employment term by the Company without “cause,” by Ms. Thomas for “good reason” (each, as defined in the Thomas Employment Agreement) or by reason of the Company’s failure to extend the term at the end of the initial term or at the one-year extension period(s) thereafter, Ms. Thomas would be entitled to receive: (a) a lump-sum payment totaling two times Ms. Thomas’ annual base salary then in effect; (b) a lump-sum payment equal to Ms. Thomas’ target bonus for the year of termination; (c) a lump-sum payment equal to a pro-rata portion of Ms. Thomas’ bonus earned in the year of termination and any earned but unpaid annual bonus from the prior year; (d) accelerated vesting of any time-based equity awards; (e) accelerated vesting of any performance-based equity awards, provided that with respect to any award granted prior to 2020, the award will vest at “target” and for any award granted in or after 2020, the award will vest at the greater of “target” and the actual performance based on the achievement of the performance goals as of the termination date; and (f) up to 12 months of continued health care premiums for Ms. Thomas and her eligible dependents.

In the event that the Ms. Thomas is terminated by reason of her death or disability, she will be entitled to receive, in addition to payment of accrued compensation and benefits through the date of termination, an amount equal to any earned but unpaid prior year’s bonus and also an amount equal to the annual bonus for the year in which the termination occurs based on actual results, pro-rated for the portion of the year of termination during which she was employed with the Company, accelerated vesting of time-based equity awards and accelerated vesting of any performance-based equity awards, provided however, with respect to any award granted prior to 2020, the award will vest at “target” and for any award granted in or after 2020, the award will vest at the greater of “target” and the actual performance based on the achievement of the performance goals as of the termination date.

Ms. Thomas’ right to receive the severance payments described above is subject to continued compliance with certain restrictive covenants and her delivery of an effective general release of claims in favor of the Company.

During her employment, Ms. Thomas is eligible to participate in customary health, welfare and fringe benefit plans. In addition, during the employment term, she is also entitled to receive Company-paid premiums for a $1.0 million term life insurance policy and up to $2,000 per year for an annual physical examination. The Company will also reimburse Ms. Thomas up to $10,000 in legal costs in connection with the negotiations of her employment agreement. The Thomas Employment Agreement contains customary confidentiality, non-solicitation, non-disparagement and intellectual property provisions.

The Company intends to enter into an Indemnification Agreement with Ms. Thomas in the form to be filed by the Company as an exhibit  to the Company’s Annual Report on Form 10-K for the year ending December 31, 2021, the terms of which are incorporated herein by reference.

The foregoing description of the terms of the Thomas Employment Agreement is a summary which does not purport to be complete and is subject to and qualified in its entirety by reference to the Thomas Employment Agreement, a copy of which is filed herewith as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Employment Agreement, dated January 24, 2022, by and between Jay Young and Spirit Realty Capital, Inc.
10.2	Employment Agreement, dated January 24, 2022, by and between Rochelle Thomas and Spirit Realty Capital, Inc.
99.1	Press Release dated January 25, 2022
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

________________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2022

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael Hughes
Executive Vice President and Chief Financial Officer